EXHIBIT 5
                               OPINION OF COUNSEL

                                                            GREGORY Z. GERGANOFF
                                 Attorney at Law
                                 29638 Gigi Rd.
                            Evergreen, Colorado 80439

January 3, 2005

Arete Industries, Inc.
7102 La Vista Place, Suite 100
Niwot, Colorado 80503

     Re: SEC Registration Statement on Form S-8

Gentlemen:

     I am counsel for Arete Industries, Inc., a Colorado corporation (the "Company") in connection with its proposed registration under Form S-8 of the Securities Act of 1933, as amended ("the Act"), of Fifty Million (50,000,000) shares of its no par value Common Stock which may be issued to certain employees, advisors and consultants under its 2004 Omnibus Stock Option and Incentive Plan including several pre-designated grants and certain stock options reassigned to such Plan from a previous Plan as well as certain designated and undesignated grants pursuant to individual plans contemplated by the Company, as to which this opinion is a part, to be filed with the Securities and Exchange Commission ("the Commission").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Amended and Restated Articles of Incorporation of the Company, adopted September 1, 1998, as filed with the Secretary of State of the State of Colorado, and certain amendments thereto designating Preferred Shares, including two such amendments filed on April 26, 2002 and accepted by the Secretary on June 16, 2002.

     (2) By-laws of the Company and Resolutions of the Board of Directors authorizing the issuance of Common Shares pursuant to certain stock compensation plans to certain employees, consultants and advisors, and certified minutes of the annual stockholders meeting held July 2, 2002 approving a 20 to 1 reverse split of the outstanding common stock of the company which have been certified by the proper officers of the Company as being in full force and effect.

     (3) The Registration Statement and exhibits thereto as filed with the Commission. I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, I have reviewed such statutes and judicial precedents, as I have deemed relevant and necessary. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photo static copies, and the authenticity of the originals of such copies. I have further assumed that the recipients of shares under advisory or consulting agreements will pay the consideration required under the terms of the respective agreement prior to the issuance of such shares. Based upon the foregoing and in reliance thereon, it is my opinion that shares of Common Stock to be issued in the manner contemplated under the referenced compensation plan and underlying agreements will, upon the receipt of full payment, issuance and delivery in accordance with the terms thereof, be duly and validly authorized, legally issued, fully paid and nonassessable in accordance with the Company's Articles of Incorporation, as amended and pursuant to the Colorado Business Corporation Act, 1973 C.R.S. 7-101-101 et seq., as amended.

     This opinion is limited to the laws of the state of Colorado and the Colorado Business Corporation Act, and I express no opinion with respect to the laws of any other jurisdiction. While this opinion is given for the sole benefit of the Company, I consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matter, which comes to my attention hereafter. This opinion has been issued after full disclosure to the Company and waiver by duly authorized officers of the Company of a conflict of interest created by the fact that the undersigned is receiving certain shares of common stock from the Company as compensation for services as an employee of the Registrant, which shares are being registered under the Form S-8 registration statement for which this opinion is being provided.

         Very truly yours,

      By:  /s/ Gregory Z. Gerganoff
           -------------------------------------
           Gregory Z. Gerganoff, Attorney at Law